UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2010

VERECLOUD, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52882	26-0578268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6560 South Greenwood Plaza Boulevard
Number 400 Englewood, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

(877) 711-6492
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of a Director

On August 24, 2010, upon approval by Verecloud, Inc. (the "Company") Board of Directors (the "Board"), Dr. Hossein Eslambolchi was elected as a member of the Board ("Director").

Since 2005, Dr. Eslambolchi has been chairman of 2020 Venture Partners, which provides technology and operations consulting to private equity and venture capital firms in the area of telecommunications IP software and infrastructure. From 1986 to 2005, Dr. Eslambolchi held several executive positions with AT&T including, chief technology officer, president of the AT&T Global Networking Technology Services, president and chief executive officer of AT&T Labs, and chief information officer. Dr. Eslambolchi holds a Bachelor of Science degree in Electrical Engineering, a Masters of Science degree in Electrical Engineering and a Ph.D. in Electrical Engineering, all from the University of California - San Diego.

(e)	Compensatory Arrangements with Directors

In connection with Dr. Eslambolchi’s appointment as a Director, on August 24, 2010, the Company entered into a letter agreement (the "Eslambolchi Agreement") with Dr. Eslambolchi.  Pursuant to the Eslambolchi Agreement, Dr. Eslambolchi will serve as a Director of the Company from August 24, 2010 through the date of the next annual meeting of the Company's stockholders, which is anticipated to be in Fall 2010.  During his term as a Director, Dr. Eslambolchi will receive a monthly retainer of $5,000.  Furthermore, the Company issued to Dr. Eslambolchi a warrant (the "Eslambolchi Warrant") to purchase 600,000 shares of the Company's common stock, par value $0.001 ("Common Stock") at $0.07 per share.  As consideration for Dr. Eslambolchi's prior advisory service to the Company over a two-year period commencing January 29, 2009, 450,000 of the underlying Common Stock shares vested as of August 24, 2010.  Subject to Dr. Eslambolchi's continued service as a Director, the remaining 150,000 shares will vest in equal installments on the last day of each of the next two consecutive calendar quarters such that the Eslambolchi Warrant may be fully vested on December 31, 2010.  In addition, for each subsequent one-year term of service approved on or after the annual stockholders' meeting in Fall of 2011, Dr. Eslambolchi will receive a warrant or similar mechanism (e.g. non-qualified stock option) to purchase 100,000 shares of Common Stock, pursuant to the terms and conditions of an applicable award agreement and other governing documents.  Finally, pursuant to the Eslambolchi Agreement, Dr. Eslambolchi will receive full expense reimbursement for in-person meetings of the Board, plus any pre-approved out of pocket expenses for any Company business expenses incurred, and will be covered by the Company's director and officer insurance policy.

The foregoing description of the Eslambolchi Agreement and the Eslambolchi Warrant are qualified in their entirety by reference to the complete text of the Eslambolchi Agreement and Eslambolchi Warrant, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 5.03.  Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 26, 2010, the Company filed an amended to its Articles of Incorporation (the "Amendment"), increasing the Company's authorized shares of Common Stock from 100,000,000 to 200,000,000.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit #	Description	Reference
3.1	Amendment to Company's Articles of Incorporation	Attached herewith.
10.1	Letter Agreement by and between Verecloud, Inc. and Dr. Hossein Eslambolchi, dated August 24, 2010	Attached herewith.
10.2	Common Stock Purchase Warrant by Verecloud, Inc., dated August 24, 2010	Attached herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERECLOUD, INC.

Date: August 24, 2010	By:	/s/ John McCawley
John McCawley
Chief Executive Officer

Exhibit Index

Exhibit #	Description	Reference
3.1	Amendment to the Company's Articles of Incorporation	Attached herewith.
10.1	Letter Agreement by and between Verecloud, Inc. and Dr. Hossein Eslambolchi, dated August 24, 2010	Attached herewith.
10.2	Common Stock Purchase Warrant by Verecloud, Inc., dated August 24, 2010	Attached herewith.